Exhibit 10.01
SETTLEMENT AGREEMENT
     This SETTLEMENT AGREEMENT (this “Agreement”) is made as of the 2nd day of October, 2006, between the Commonwealth of Pennsylvania (“Commonwealth”), acting by and through the Office of Attorney General and Department of Revenue, and Duquesne Light Company (“DLC”), a Pennsylvania corporation.
BACKGROUND
     WHEREAS, DLC has filed Petitions for Refund of Utilities Gross Receipts Tax (“UGRT”) and Capital Stock Tax (“CST”) that are currently pending before: the Commonwealth Court (“the Court”) at 243 FR 2004, 244 FR 2004 and 485 FR 2004; the Board of Finance & Revenue (“BF&R”) at Docket No. 0405588; and the Board of Appeals (“BOA”) at Docket No. 0504669 (collectively, “the Refund Claims”).
     WHEREAS, DLC has filed Petitions for Resettlement of UGRT, CST and Corporate Net Income Tax (“CNIT”) that are currently pending before: the Court at 809 FR 2003 and 810 FR 2003; the BF&R at Docket Nos. 0309867, 0309866, 0409830 and 0409831; and the BOA at Docket Nos. 0420581, 0420582, 0612450, 0612451, 0612453 and 0612454. The Department of Revenue also mailed to DLC on June 13, 2006 resettlements of DLC’s 2001, 2002 and 2003 UGRT at DLN #67-7-00136 (collectively, the “Resettlements”). DLC filed appeals of the Resettlements with the BF&R on September 11, 2006. Collectively, these cases are referred to herein as the “Petitions for Resettlement.”
AGREEMENT
     NOW, THEREFORE, for and in consideration of the mutual promises and the releases as set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Commonwealth and DLC agree as follows:
1. DLC agrees:
a.	To relinquish all rights to any and all estimated payments that are being held by the Pennsylvania Department of Revenue in DLC’s 2000 CNIT account.

b.	Within thirty (30) days of the effective date of this Agreement:
i.	To remit $50,400,000 (which includes all applicable interest) to the Commonwealth; and

ii.	To withdraw all of its Refund Claims and Petitions for Resettlement;
c.	To jointly file with the Commonwealth stipulations for judgment in any Refund Claim or Petition for Resettlement pending in the Commonwealth Court (but only to the extent that such cases are not withdrawn pursuant to section 1 (b)(ii) above).

d.	Within sixty (60) days of the effective date of this Agreement:
i.	To pay the assessments issued with respect to its 2004 CST and CNIT (currently held at the BOA at Docket Nos. 0612453 and 0612454 respectively); and

ii.	To amend its 2004 and 2005 UGRT return to include the CTC receipts.
e.	For CST or CNIT purposes for tax years 2004 and thereafter, not to deduct any amortization or interest expenses incurred as a result of an intercompany transaction involving the Competitive Transition Charges (“CTC’).

f.	For tax years 2006 and thereafter, to report all CTC receipts in its UGRT returns.
2. The Commonwealth agrees:
a.	That any and all UGRT, CST and CNIT liabilities (including any applicable interest and penalties) of DLC for tax years 1997 through 2003 are satisfied in full.

b.	That it will not pursue against any person or entity any tax assessment or additions thereto of CNI, CST, or UGRT that is related to or based upon an intercompany transaction involving the CTCs at issue for:
i.	the years referred to in the “Background” portion of this Settlement Agreement.

ii.	future years where the CTC issues raised in the “Background” portion of this Settlement Agreement are also raised.

iii.	notwithstanding the foregoing, the Department is permitted to audit and adjust any returns (including amended returns) filed by DLC after the effective date of this Agreement to confirm that DLC is complying with the terms of this Agreement.

3.	This Agreement and the terms contained herein are confidential and shall constitute confidential taxpayer information, in accordance with applicable statutes, case law and regulations. The Commonwealth agrees not to disclose any information regarding this Agreement or any related information except in accordance with applicable statutes, case law and regulations.
4.	This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.
5.	This Agreement constitutes the entire agreement between the Commonwealth and DLC. All agreements, covenants, representations and warranties, express or implied, written or oral, of the parties hereto concerning the subject matters hereof are contained herein.
6.	This Agreement may be executed in counterparts.
     Intending to be legally bound by the terms of this Agreement, the parties have caused this Agreement presents to be executed as of the date first above written.

DUQUESNE LIGHT COMPANY:

/s/ Michael J. Semes	10/3/06
By: Michael J. Semes	Date:

OFFICE OF ATTORNEY GENERAL:

/s/ B.J. DeLuca	Oct 5 2006
By:	Date:

DEPARTMENT OF REVENUE:

/s/ Chris Zettlemoyer	10.5.06
By:	Date:

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